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                                                                      EXHIBIT 21




                           SUBSIDIARIES OF REGISTRANT



               Name of Corporation          State of Incorporation
               -------------------          ----------------------

        Garan Central America Corp.               Virginia

        Garan Export Corp.                        New York

        Garan Manufacturing Corp.                 Virginia

        Garan Services Corp.                      Delaware

        Garan de El Salvador, S.A. de C.V.        El Salvador